Citibank Agency & Trust

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                                   ----------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                                  13-5266470
                                                               (I.R.S. employer
                                                             identification no.)

 399 Park Avenue, New York, New York.                               10043
(Address of principal executive office)                          (Zip Code)

                                   ----------

                   ING USA Annuity and Life Insurance Company
               (Exact name of obligor as specified in its charter)

              Iowa                                                41-0991508
(State or other jurisdiction of                                (I.R.S. employer
 incorporation or organization)                              identification no.)

     1475 Dunwoody Drive, Suite 400
       West Chester, Pennsylvania                                 19380-1478
(Address of principal executive offices)                          (Zip Code)

                                   ----------

                                 Debt Securities
                       (Title of the indenture securities)

Citibank Agency & Trust

Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Name                                    Address
----                                    -------
Comptroller of the Currency             Washington, D.C.

Federal Reserve Bank of New York        New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

Citibank Agency & Trust

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2007 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                                   ----------

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 9th day of February 2009.

                                        CITIBANK, N.A.


                                        By    /s/ Jennifer H. McCourt
                                           -------------------------------------
                                           Jennifer H. McCourt
                                           Vice President

CONSOLIDATED BALANCE SHEET                       Citibank, N.A. and Subsidiaries

                                                                                    DECEMBER 31
                                                                              -----------------------
In millions of Dollars, except shares                                            2007         2006
                                                                              ----------   ----------
ASSETS
Cash and due from banks                                                       $   28,966   $   18,917
Deposits with banks                                                               57,216       38,377
Federal funds sold and securities purchased under agreements to resell            23,563        9,219
Trading account assets (including $22,716 and $117 pledged to creditors at
   December 31, 2007 and December 31, 2006, respectively)                        215,454      103,945
Investments (including $3,099 and $1,953 pledged to creditors at
   December 31, 2007 and December 31, 2006, respectively)                        150,058      215,222
Loans, net of unearned income                                                    644,597      558,952
   Allowance for loan losses                                                     (10,659)      (5,152)
                                                                              ----------   ----------
Total loans, net                                                              $  633,938   $  553,800
Goodwill                                                                          19,294       13,799
Intangible assets                                                                 11,007        6,984
Premises and equipment, net                                                        8,191        7,090
Interest and fees receivable                                                       8,958        7,354
Other assets                                                                      95,070       44,790
                                                                              ----------   ----------
TOTAL ASSETS                                                                  $1,251,715   $1,019,497
                                                                              ==========   ==========
LIABILITIES
Non-interest-bearing deposits in U.S. offices                                 $   41,032   $   38,663
Interest-bearing deposits in U.S. offices                                        186,080      167,015
Non-interest bearing deposits in offices outside the U.S.                         38,775       31,169
Interest-bearing deposits in offices outside the U.S.                            516,517      428,896
                                                                              ----------   ----------
Total deposits                                                                $  782,404   $  665,743
Trading account liabilities                                                       59,472       43,136
Purchased funds and other borrowings                                              74,112       73,081
Accrued taxes and other expenses                                                  12,752       10,777
Long-term debt and subordinated notes                                            184,317      115,833
Other liabilities                                                                 39,352       37,774
                                                                              ----------   ----------
TOTAL LIABILITIES                                                             $1,152,409   $  946,344
                                                                              ----------   ----------
STOCKHOLDER'S EQUITY
Capital stock ($20 par value) outstanding shares: 37,534,553 in each period   $      751   $      751
Surplus                                                                           69,135       43,753
Retained earnings                                                                 31,915       30,358
Accumulated other comprehensive income (loss)(1)                                  (2,495)      (1,709)
                                                                              ----------   ----------
TOTAL STOCKHOLDER'S EQUITY                                                    $   99,306   $   73,153
                                                                              ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                    $1,251,715   $1,019,497
                                                                              ==========   ==========

(1) Amounts at December 31, 2007 and December 31, 2006 include the after-tax amounts for net unrealized gains (losses) on investment securities of ($1,262) billion and ($119) million, respectively, for foreign currency translation of $1,687 billion and ($456) million, respectively, for cash flow hedges of ($2,085) billion and ($131) million, respectively and for pension liability adjustments of ($835) million and ($1,003) billion, respectively of which ($886) million relates to the initial adoption of SFAS 158 at December 31, 2006.

See Notes to the Consolidated Financial Statements.


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